UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

NEAH POWER SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Neah Power Systems, Inc.
22118 20th Ave SE, Suite 142
Bothell, Washington 98021

July 12, 2012

Dear Stockholder:

Neah Power Systems, Inc., a Nevada corporation (the “Company,” “we,” “us,” and “our”), is sending this Consent Solicitation Statement to our stockholders to obtain stockholder approval for the following proposals:

1.       To consider and vote upon a proposal to amend our Articles of Incorporation to increase the number of shares of our authorized common stock, par value $0.001 per share, from 500,000,000 shares to 1,800,000,000 shares; and

2.       To consider and vote upon a proposal to amend our Articles of Incorporation to change the name of the Company to “NewPower, Inc.”

We are soliciting written consents from our stockholders to approve these proposals, and we are not holding a meeting of stockholders in connection with this Consent Solicitation.  As authorized by Section 78.320 of the Nevada Revised Statutes, in lieu of holding a meeting, stockholder approval may be obtained by written consent of stockholders holding a majority of the outstanding voting power of our capital stock.

We urge you to read the accompanying Consent Solicitation Statement carefully. The Consent Solicitation Statement contains detailed explanations of the proposals and the reasons for the proposals. Our Board of Directors believes these proposals are in the best interest of the Company and our stockholders and recommends that you “CONSENT” to each of them.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We intend to commence mailing of this Consent Solicitation Statement and accompanying Form of Consent on or about July 12, 2012. This Consent Solicitation Statement is being mailed to the holders of record of common stock, Series B Preferred Stock, and Series C Preferred Stock as of the close of business on June 22, 2012, which date is sometimes referred to as the “Record Date.” The written consent of stockholders representing a majority of the voting power of our outstanding capital stock outstanding as of the Record Date is required to approve the proposals.

Following the mailing of this Consent Solicitation Statement, we intend to solicit Stockholder Consents from certain large holders of common stock, Series B Preferred Stock, and Series C Preferred Stock, including those holders listed below under “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS”.

If you approve of the proposals, please (1) mark the enclosed Stockholder Consent form to evidence “CONSENT,” (2) sign and date the Stockholder Consent and (3) return it to us at your earliest convenience, or, if you are a holder of Series B Preferred Stock or Series C Preferred Stock, you may return your Consent by facsimile to us at (425) 483-8454 to the attention of “Secretary”. Your cooperation in promptly returning your consent will help limit expenses incident to this Consent Solicitation. As soon as we receive signed Consents from holders of a majority of the voting power, the proposals will be approved.

Sincerely,
/s/ GERARD C. D’COUTO
Bothell, Washington	Gerard C. D’Couto
Chief Executive Officer

Important Notice Regarding Availability of Consent Solicitation Materials:
The Consent Solicitation Statement and Form of Consent are available on the Investor Relations page at http://www.neahpower.com.

Neah Power Systems, Inc.
22118 20th Ave SE
Suite 142
Bothell, Washington 98021

July 12, 2012

CONSENT SOLICITATION STATEMENT

SOLICITATION OF WRITTEN CONSENTS IN LIEU OF MEETING OF STOCKHOLDERS

Introduction

Neah Power Systems, Inc. (the “Company,” “we,” “us,” and “our”) is furnishing this Consent Solicitation Statement to our stockholders in lieu of a meeting to seek stockholder consent to the following proposals (the “Proposals”):

1.       To consider and vote upon a proposal to amend our Articles of Incorporation to increase the number of shares of our authorized common stock, par value $0.001 per share, from 500,000,000 shares to 1,800,000,000 shares; and

2.       To consider and vote upon a proposal to amend our Articles of Incorporation to change the name of the Company to “NewPower, Inc.”

Mailing of Consent Solicitation Statement

We intend to commence mailing of this Consent Solicitation Statement on or about July 12, 2012 to the holders of record of common stock, Series B Convertible Preferred Stock, and Series C Preferred Stock as of the close of business on June 22, 2012.

Record Date for Shares Entitled to Vote

The record date for determining the holders of our outstanding common stock, Series B Preferred Stock, and Series C Preferred Stock entitled to vote on the Proposals is June 22, 2012. We sometimes refer to such date in this Consent Solicitation Statement as the “Record Date.”

Use of Consent Solicitation Statement

Our Board of Directors is seeking stockholder approval of the Proposals by written consent instead of calling a special meeting of stockholders, pursuant to Section 78.320 of the Nevada Revised Statutes. Written consents are being solicited from our stockholders holding common stock, Series B Preferred Stock, and Series C Preferred Stock (collectively, the “Voting Securities”).

Following the mailing of this Consent Solicitation Statement, we intend to solicit Stockholder Consents from certain large holders of common stock, Series B Preferred Stock, and Series C Preferred Stock, including those holders listed below under “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS”.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Our Board unanimously recommends that you consent to the Proposals.  If you approve the Proposals, you are requested to complete, date, sign and return the Stockholder Consent accompanying this Consent Solicitation Statement in the enclosed return reply envelope or, if you are a holder of Series B Preferred Stock or Series C Preferred Stock, you may return your Stockholder Consent by facsimile to us at (425) 483-8454 to the attention of “Secretary”.  Our offices are located at 22118 20th Ave SE, Suite 142, Bothell, Washington 98021.

Please follow the instructions set forth in the Stockholder Consent and return it as soon as possible.  Your consent must be received by 5:00 p.m. Pacific Time on July 31, 2012 (unless extended by us) (the “Expiration Date”) to be counted in the vote on the Proposals.  The Proposals will be considered approved by our stockholders as soon as we have received (not later than the Expiration Date), signed Stockholder Consents to the Proposals from stockholders representing a majority of the voting power of the Voting Securities.

Who May Vote

Only stockholders of record as of the Record Date of June 22, 2012 are entitled to consent to the Proposals. Consent may be given by any person in whose name shares of Company common stock, Series B Preferred Stock, and Series C Preferred Stock stand on the books of the Company as of the Record Date, or by his or her duly authorized agent.

IF YOU HOLD YOUR STOCK IN “STREET NAME,” YOU MUST INSTRUCT YOUR BROKER OR NOMINEE AS TO HOW TO VOTE YOUR SHARES. IF YOU FAIL TO DO SO, YOUR BROKER OR NOMINEE MAY NOT VOTE YOUR STOCK WITH RESPECT TO THE PROPOSALS.

Common Stock, Series B Preferred Stock, and Series C Preferred Stock

There were 363,214,847 shares of common stock, 420,700 shares of Series B Preferred Stock, and 94,419 shares of Series C Preferred Stock issued and outstanding on the Record Date. Each share of common stock is entitled to one vote per share on these Proposals, which totals 363,670,227 votes. Shares of Series B Preferred Stock are entitled to an aggregate of 65,378,159 votes or 12% of the voting power with respect to the Proposals. Each share of Series C Preferred Stock is entitled to 1,000 votes per share on the Proposals, which totals an aggregate of 94,419,000 votes on the Proposals, or 20% of the voting power with respect to the Proposals.

Revocation of Consent

The Proposals will be considered approved by our stockholders as soon as we have received (not later than the Expiration Date) signed Stockholder Consents to the Proposals from stockholders representing a majority of the voting power of the Voting Securities.  You may withdraw or change your Stockholder Consent at any time prior to our receiving such majority approval.  You will need to send a letter to Neah Power Systems, Inc. c/o Corporate Secretary, 22118 20th Ave SE, Suite 142, Bothell, Washington 98021 stating that you are revoking your Stockholder Consent.

Absence of Appraisal Rights

Stockholders who abstain from consenting with respect to any Proposal or who vote against any Proposal do not have the right to an appraisal of their shares of common stock, Series B Preferred Stock, or Series C Preferred Stock, as applicable, nor do such stockholders have any similar dissenters’ rights under applicable law.

Expenses of Consent Solicitation

This solicitation is being made by our Board of Directors. The Company will bear the costs of the solicitation, including preparation, printing and mailing costs. Stockholder Consents will be solicited principally through the mail, but our directors, officers and employees may solicit Stockholder Consents personally or by telephone. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward these consent solicitation materials to stockholders whose stock is held of record by such entities. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with this consent solicitation, if management determines it advisable.

Mailing Address of the Company’s Principal Executive Offices

The mailing address of our executive offices is 22118 20th Ave SE, Suite 142, Bothell, Washington 98021. Please send any correspondence c/o Corporate Secretary.

PROPOSAL NO. 1:

TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK TO 1,800,000,000 SHARES OF COMMON STOCK

 Our Board of Directors has approved and recommends to the stockholders the adoption of an amendment to Article III of our articles of incorporation that would increase the number of authorized shares of common stock from 500,000,000 shares to 1,800,000,000 shares (the “Amendment”). The number of authorized shares of preferred stock would remain unchanged at 5,000,000.

The Proposed Amendment

The full text of the proposed Amendment to our articles of incorporation is attached as Appendix A.

If the proposed Amendment is adopted by our stockholders and subsequently filed with the Nevada Secretary of State, the first paragraph of Article III of the articles of incorporation would be amended to read:

The total number of shares of stock that the Corporation shall have authority to issue is 1,805,000,000, consisting of 1,800,000,000 shares of common stock, $.001 per share (“Common Stock”), and 5,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Only the number of shares of common stock the Company is authorized to issue would be affected by this Amendment. Except for this change, the proposed Amendment would not affect any other provision of the articles of incorporation.

Reasons for Increase in Authorized Common Stock

The Board of Directors of Neah Power Systems, Inc. has asked the shareholders to approve an increase in our issued and outstanding shares from 500 million, to an upper limit of 1.8 billion.

Our board of directors considers the Amendment essential for several reasons:

First, increasing the authorized common stock will enable us to engage in equity financing transactions or other strategic transactions involving the issuance of equity securities. We have limited cash reserves. In order to execute on our business plan and remain viable as a going concern, we must engage in financing transactions until we are able to generate sufficient revenue and cash flows. Financing partners historically have required that we issue common stock or that we issue derivative securities, such as convertible preferred stock, convertible debentures, or warrants, for which we must reserve unissued common stock. As discussed in more detail below in the section titled “Number of Shares of Common Stock Currently Outstanding or Subject to Convertible Securities,” we have nearly reached our limit of authorized common stock. We are therefore limited in financing opportunities that would require the issuance of shares of common stock. Increasing the amount of authorized common stock will enable us to issue common stock or securities convertible into common stock to financing partners. These financings, if they can be successfully negotiated and consummated at sufficient levels, will help us fund our business plan and continue as a going concern. You should be aware that these financing arrangements and the issuance of additional common stock will have a dilutive effect on our existing stockholders.  See “Effects of Increase” below.

Second, increased availability of shares will also be available for use for compensation of employees, consultants and vendors, and will help alleviate the high cost of retaining talent.  In particular, we need to increase the number of available shares of common stock to accommodate the issuance of options under our Long-term Incentive Compensation Plan and our Director, Officer, and Employee Sales Incentive Plan. We currently have outstanding stock options the vesting and exercise of which are conditioned upon the increase of our authorized common stock. Enabling the exercise of such options and facilitating our ability to issue options under the stock option plans in the future is essential for us to retain and motivate qualified directors, officers and employees who are critical to our success.

For these reasons, our board of directors believes that the increase to the authorized common stock is in the best interests of our stockholders.

If the increase is not approved, we will be limited in our efforts to raise additional capital. In such event, our operations and financial condition could be materially and adversely affected.

Number of Shares of Common Stock Currently Outstanding and Subject to Convertible Securities

As of June 22, 2012, we had the following shares of common stock issued and outstanding and shares of common stock reserved for issuance under the following securities convertible into common stock:

•                     363,214,847 shares of common stock issued and outstanding;

•                     Series B Preferred Stock convertible into 65,378,159 shares of common stock (this number is calculated for purposes of determining the voting rights of the Series B Preferred Stock according to the terms of the Series B Preferred Stock Certificate of Designation and does not represent the number of shares that may be converted to common shares in the future since future conversion would be based on the future trading price of common stock);

•                     Series C Preferred Stock convertible into 94,419,000 shares of common stock;

•                     options exercisable for 21,282,543 shares of common stock under our Long-Term Incentive Compensation Plan;

•                     options exercisable for 225,600,000 shares of common stock under our Director, Officer, and Employee Sales Incentive Plan;

•                     options exercisable for 68,076,860 shares of common stock issued to certain directors and officers in lieu of deferred compensation due those directors and officers.

•                     warrants exercisable for 230,521,747 shares of common stock; and

•                     debt convertible into approximately 7,309,346 shares of common stock (the exact number of which is not determinable at this time because certain of the debt instruments are convertible into shares of common stock based on the future trading price of common stock).

In addition to the common stock issued and outstanding, we have 41,536,050 shares of common stock reserved as additional security under a convertible debt agreement.

The number of our issued and outstanding shares of common stock together with the shares of common stock issuable upon conversion of all of our outstanding convertible securities and shares reserved as loan security is approximately 1,117,338,552, which exceeds our current authorized common stock by 617,338,552.

However, certain of our outstanding convertible securities are either (i) conditioned upon the increase to our authorized common stock or (ii) convertible only at the option of the Company, including:

•                     Series B Preferred Stock convertible into 65,378,159 shares of common stock only at our option;

•                     Series C Preferred Stock convertible into 82,990,000 shares of common stock conditioned upon the increase to the authorized common stock;

•                     Warrants exercisable for 207,153,582 shares of common stock conditioned upon the increase to the authorized common stock;

•                     options exercisable for 225,600,000 shares of common stock issued under our Director, Officer, and Employee Sales Incentive Plan, the vesting and exercise of which are allowable under the plan only after the increase to the authorized common stock; and

•                     options exercisable for 68,076,860 shares of common stock issued to certain directors and officers in lieu of deferred compensation due those directors and officers.

Thus, the number of our issued and outstanding shares of common stock together with the shares of common stock issuable upon conversion of all of our outstanding convertible securities other than those (i) conditioned upon the Company increasing its authorized common stock or (ii) convertible only at the option of the Company is 468,139,951, which number does not exceed our current number of authorized common stock.

Effects of Increase

The additional authorized but unissued shares of common stock may generally be issued from time to time for such proper corporate purposes as may be determined by our board of directors, without further action or authorization by our stockholders, except for some limited circumstances where stockholder approval is required by law. Our board of directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.

The possible future issuance of shares of equity securities consisting of common stock or securities convertible into common stock could affect our current stockholders in a number of ways. In general, the issuance of new shares of common stock will cause immediate dilution of the ownership interests of and the voting power of our existing stockholders, may affect the amount of dividends, if any, paid to such stockholders and may reduce the share of the proceeds that they would receive upon the future liquidation, if any, of the Company.

In addition, the future issuance of shares of equity securities could:

•                     dilute the market price of our common stock, to the extent that the shares of common stock are issued and sold at prices below current trading prices of the common stock, or if the issuance consists of equity securities convertible into common stock, to the extent that the securities provide for the conversion into common stock at prices that could be below current trading prices of the common stock;

•                     dilute the earnings per share, if any, and book value per share of the outstanding shares of common stock; and

•                     make the payment of dividends on common stock, if any, potentially more expensive.

Required Vote for Approval

Stockholder approval will be effective upon receipt by us of affirmative Stockholder Consents that have not been revoked representing at least a majority of the voting power entitled to vote on the Amendment represented by our outstanding shares of common stock, Series B Preferred Stock, and Series C Preferred Stock voting as a single class (the “Required Vote”). Accordingly, abstentions from registering your consent and broker non-votes will have the effect of a vote against the Amendment.

There were 363,214,847 shares of common stock, 420,700 shares of Series B Preferred Stock, and 94,419 shares of Series C Preferred Stock issued and outstanding on the Record Date. Each share of common stock is entitled to one vote per share on the Amendment, which totals 363,214,847 votes. Shares of Series B Preferred Stock are entitled to an aggregate of 65,378,159 votes or 12% of the voting power with respect to the proposal to increase the Company’s authorized common stock. Each Share of Series C Preferred Stock is entitled to 1,000 votes per share on the Amendment, which totals an aggregate of 94,419,000 votes on the Amendment, or 20% of the voting power with respect to the proposal to increase the authorized common stock.

We will file the amendment to our articles of incorporation with the Nevada Secretary of State immediately following our receipt of Stockholder Consents that have not been revoked that represent a majority of the voting power entitled to vote on the Amendment represented by our outstanding shares of common stock, Series B Preferred Stock, and Series C Preferred Stock voting as a single class, but in no event prior to July 12, 2012.

Board of Directors’ Recommendation

The Company’s board of directors recommends that our stockholders “CONSENT” to this Proposal No. 1.

 PROPOSAL NO. 2

APPROVAL OF THE CHANGE IN THE NAME OF THE COMPANY TO “NewPower, Inc.”

The Board of Directors has adopted resolutions approving, declaring advisable and recommending that our stockholders approve a change in our corporate name from “Neah Power Systems, Inc.” to “NewPower, Inc.” If approved by our stockholders, Proposal No. 2 will become effective upon the filing of a certificate of amendment to our current Articles of Incorporation, as amended to date, with the Secretary of State of the State of Nevada.

Purpose and Rationale for the Proposed Amendment

The change in the corporate name is deemed necessary to more accurately reflect the current business activities of the Company in its name. The Board of Directors believes that a change in the corporate name to “NewPower, Inc.” will better communicate to the public the current and future nature of the Company's business operations and enable the Company to better implement its business plan. The proposed name change will not have any material effect on our business, operations, reporting requirements or stock price. Stockholders will not be required to have new stock certificates reflecting the name change. New stock certificates will be issued in due course as old certificates are tendered to our transfer agent.

Effect of the Proposed Amendment

If approved by stockholders, the change in corporate name will not affect the validity or transferability of any existing stock certificates that bear the name “Neah Power Systems, Inc.” If the proposed name change is approved, stockholders with certificated shares should continue to hold their existing stock certificates, and will not be required to submit their stock certificates for exchange. The rights of stockholders holding certificated shares under existing stock certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new stock certificates that are issued after the name change becomes effective will bear the name “NewPower, Inc.”

Currently our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol “NPWZ.” If the proposed name change is approved, it is anticipated that the stock will trade under a new symbol. A new CUSIP number will also be assigned to the common stock following the name change.

If the proposal to change the corporate name is not approved, the proposed amendment to our current Articles of Incorporation will not be made and our corporate name and ticker symbol will remain unchanged.

Vote Required

We will file the amendment to our articles of incorporation with the Nevada Secretary of State immediately following our receipt of Stockholder Consents that have not been revoked that represent a majority of the voting power entitled to vote on the Amendment represented by our outstanding shares of common stock, Series B Preferred Stock, and Series C Preferred Stock voting as a single class, but in no event prior to July 12, 2012.

Board of Directors’ Recommendation

The Company’s board of directors recommends that our stockholders “CONSENT” to this Proposal No. 2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information as of June 22, 2012, the Record Date, concerning the beneficial ownership of our common stock and each of our outstanding classes of preferred by the following persons or groups:

•              each person who, to our knowledge, beneficially owns more than 5% of our common stock or any class of preferred stock;

•              each of our executive officers and current directors; and

•              each of our current directors;

•              all of our executive officers and current directors as a group.

Percentage of common stock beneficially owned is based on 363,214,847 shares of common stock outstanding on June 22, 2012. In accordance with SEC rules, when we computed the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of June 22, 2012. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

This table is based upon information supplied by executive officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, to our knowledge, each of the stockholders named in this table has sole voting and investment power with respect to the common stock shown as beneficially owned. The address for each of our officers and directors is c/o Neah Power Systems, Inc., 22118 20th Avenue SE, Suite 142, Bothell, Washington 98021.

	Common Stock		Series B Preferred Stock		Series C Preferred Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Class Beneficially Owned	Number of Shares Beneficially Owned (1)	Percentage of Class Beneficially Owned	Number of Shares Beneficially Owned (1)	Percentage of Class Beneficially Owned
Officers and Directors
Dr. Gerard C. D’Couto, President, Chief Executive Officer, Director (2)	48,778,432	13.4%	--	--	--	--
Jon Garfield, Director (3)	15,038,863	4.1	--	--	--	--
Michael Selsman, Director (4)	10,577,777	2.9	--	--	--	--
Jeffrey Sakaguchi, Director (5)	9,312,737	2.6	--	--	--	--
David Schmidt, Director and Principal Financial Officer (6)	2,485,393	*	--	--	--	--
Stephen M. Wilson, former Chief Financial Officer (7)	3,294,897	*	--	--	--	--
All Directors and Officers as a Group (6 individuals)	89,488,099	24.6%	--	--	--	--

5% Stockholders
Green World Trust (8)	71,979,507	19.8%	--	--	22,143	21.2%
Summit Trading Limited (9)	3,458,756	1.0%	278,500	66.2%	--	--
Sierra Trading Corp (10)			142,200	33.8	--	--
New Power Solutions, LLC (11)	66,748,767	18.4%	--	--	65,705	62.9

*              Less than 1%.

(1)           In August 2011, we adopted a Director, Officer, and Employee Sales Incentive Plan (the “Sales Incentive Plan”) in order to provide incentives to generate revenues, recognize efforts during difficult financial circumstances, and encourage retention of our officers, directors and employees. Option compensation under the Sales Incentive Plan will be based ratably on our product sales, licensing, customer engagements or grants (the “Sales”) up to a maximum of $20 million with shares available for issuance not to exceed 300,000,000 (calculated by multiplying the maximum $20 million in Receipts by 15% and then dividing the result by $0.01). The options are performance based, and will vest and become exercisable only when revenue is recognized in our financial reporting and when cash payments have been received for those revenues. The options reported in this table do not include stock options issued under the Sales Incentive Plan which are performance based and not considered exercisable within sixty days.

 (2)          Consists of 400,002 shares of common stock and 48,778,432 shares of common stock underlying options of which all are fully vested.

(3)           Consists of 15,038,863 shares of common stock underlying options of which all are fully vested.

(4)           Consists of 500,000 shares of common stock and 10,577,777 shares of common stock underlying options of which all are fully vested.

(5)           Consists of 9,312,737 shares of common stock underlying options of which all are fully vested.

(6)           Consists of 2,485,393 shares of common stock underlying options of which all are fully vested. Mr. Schmidt was appointed as our Principal Financial Officer effective June 30, 2012.

(7)           Consists of 80,004 shares of common stock and 3,214,893 shares of common stock underlying options of which all are fully vested. Mr. Wilson resigned as Chief Financial Officer effective June 30, 2012.

(8)           The natural person exercising voting control over the shares of common stock is Darren Baldo, Trustee of Green World Trust. The address of Green World Trust is 4093 Quakerbridge Road, Princeton Jct, NJ 08550. Green World Trust owns 44,030,068 shares of common stock and 22,143 shares of Series C Preferred Stock which is convertible into 22,143,000 shares of common stock. The holders of the Series C are entitled to vote with the holders of common stock with the number of votes equal to the number of common shares available by conversion to the holders of the Series C. In addition to these holdings, Green World Trust owns 27,949,439 currently exercisable warrants to purchase shares of common stock.

(9)           Summit Trading Limited (“Summit”) is a Bahamian holding company and is owned by the Weast Family Trust. The Weast Family Trust is a private trust established for the benefit of C.S. Arnold, Daisy Rodriguez, Stephanie Kaye and Tracia Fields. C.S. Arnold is the settlor of the Weast Family Trust. The natural person exercising voting control of the shares of common stock held by Summit is Richard Fixaris. The address of Summit is Charlotte House, P.O. Box N-65, Charlotte Street, Nassau, Bahamas. Summit owns 3,458,756 shares of common stock and 278,500 shares of Series B Preferred Stock which is convertible at our sole option into shares of  common stock. As of June 22, 2012 the Series B shares would have been convertible into 39,943,112  shares of common stock (this number is calculated for purposes of determining the voting rights of the Series B Preferred Stock according to the terms of the Series B Preferred Stock Certificate of Designation and does not represent the number of shares that may be converted to common shares in the future since future conversion would be based on the future trading price of common stock) The holders of the Series B are entitled to vote with the holders of common stock with the number of votes equal to the number of common shares available by conversion to the holders of the Series B.

 (10)        Sierra Trading Corp (“Sierra”) is a Florida corporation. We have been advised that Daisy Rodriguez owns 100% of Sierra. Daisy Rodriguez is a private investor married to the primary beneficiary of Summit Trading Limited. Sierra owns 142,200 shares of Series B Preferred Stock which is convertible at our sole option into shares of common stock. As of June 22, 2012 the shares would have been convertible into an estimated 25,435,047  shares of common stock (the exact number of which is not determinable at this time because the Series B are convertible into shares of common stock based on the future trading price of our common stock).  The holders of the Series B are entitled to vote with the holders of common stock with the number of votes equal to the number of common shares available by conversion to the holders of the Series B.

(11)         New Power Solutions is a New Jersey limited liability company with its principal offices located at 655 Martinsville Road, Ste. 219, Basking Ridge, New Jersey, 07920. New Power Solutions owns 1,043,767 shares of common stock and 65,705 shares of Series C Preferred Stock which is convertible into 65,705,000 shares of common stock. The holders of the Series C are entitled to vote with the holders of common stock with the number of votes equal to the number of common shares available by conversion to the holders of the Series C. In addition to these holdings, New Power Solutions owns 65,705,000 warrants to purchase shares of common stock. The information for such 5% stockholder is based on the list of record holders maintained by our stock transfer agent.  Such stockholder has not filed a Schedule 13D with the SEC disclosing its greater than five percent ownership.

Delivery of Documents to Multiple Stockholders Sharing an Address

Some banks, brokers and other nominee record holders participate in the practice of “householding.” This means that only one copy of this Consent Solicitation Statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy to any stockholder upon written or oral request. To make such a request, please contact us at Neah Power Systems, Inc. c/o Corporate Secretary, 20th Ave. S.E., Suite 142, Bothell, Washington 98021. Any stockholder who wants to receive separate copies of any future annual report, proxy statement or information statement, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact his or her bank, broker, or other nominee record holder, or he or she may contact us at the above address and phone number.

Where You Can Find More Information

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we are required to file periodic reports and other information with the Securities and Exchange Commission. You may copy and inspect any materials that we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, N.E., Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the operation of the public reference rooms. The Securities and Exchange Commission also maintains an internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the Securities and Exchange Commission.

Other Matters

The Company’s Board of Directors is not aware of any matter other than those described in this Consent Solicitation Statement to be presented for the consent of the stockholders.

Appendix A

See attached Form of Amendment to the Company’s Articles of Incorporation.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Neah Power Systems, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first paragraph of Article II is deleted and replaced with the following:

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

STOCKHOLDER CONSENT

Neah Power Systems, Inc.

☒ PLEASE MARK VOTES
AS IN THIS EXAMPLE

STOCKHOLDER CONSENT

This consent is solicited on behalf of the Board of Directors of Neah Power Systems, Inc.

        The undersigned stockholder of Neah Power Systems, Inc., a Nevada corporation (the “Company”), as of the date listed below, hereby consents, pursuant to Nevada Revised Statutes § 78.320, with respect to all shares of the Company’s Common Stock, Series B Preferred Stock, and/or Series C Preferred Stock, as applicable, held by the undersigned, to the taking of the actions set forth below without a meeting of the stockholders of the Company.

The Board of Directors recommends a vote "CONSENT" the proposals set forth below.

This Stockholder Consent when properly executed will be voted in the manner described herein by the undersigned stockholder.

			For	Against	Abstain
		PROPOSAL 1: Approval of the amendment of the Articles of Incorporation to increase the number of authorized share of common stock to 1,800,000,000 shares.	☐	☐	☐

			For	Against	Abstain
		PROPOSAL 2: Approval of the change in the name of the Company to “NewPower, Inc.”	☐	☐	☐

Date	Signature No. 1

No. of Shares of Common Stock	Signature No. 2 (if applicable)

No. of Shares of Series B Preferred Stock

No. of Shares of Series C Preferred Stock	Name of Stockholder

Stockholder sign above. Co-holder (if any) sign above

Neah Power Systems, Inc.

Please sign exactly as your name appears on this Stockholder Consent. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR STOCKHOLDER CONSENT TODAY

Following are INSTRUCTIONS FOR RETURNING YOUR STOCKHOLDER CONSENT TO THE COMPANY. Please either (1) mail your completed and signed Stockholder Consent to the Company at the address first set forth above or (2) fax a copy of the Stockholder Consent to (425) 483-8454 or (3) e-mail a PDF copy of the Stockholder Consent to David Schmidt, Principal Financial Officer of the Company, at dschmidt@neahpower.com

Important Notice Regarding Availability of Consent Solicitation Materials:
The Consent Solicitation Statement and Form of Consent are available on the Investor Relations page at
http://www.neahpower.com.